Exhibit 23(a)





                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 1996 appearing on page 22 of Managed Care Solutions, Inc.'s Annual Report on Form 10-K for the year ended May 31, 1996.





PRICE WATERHOUSE LLP

Phoenix, Arizona
May 9, 1997